  Exhibit 10.1

THIS NOTE AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE	DUE March 31, 2020

US $_________	Date of Issuance: March 31, 2017

FOR VALUE RECEIVED, RumbleON, Inc., a Nevada corporation (the "Company"), hereby unconditionally promises to pay to the order of ________________ (the "Holder"), or their permitted assigns, the aggregate principal sum of _____________________ DOLLARS ($_______.___) (the "Principal Amount"), together with interest on the unpaid principal balance of this Promissory Note (this "Note") at the rate specified herein. All payments of principal and interest by the Company under this Note shall be made in United States dollars in immediately available funds to the account specified by the Holder.

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated:

(a) "Affiliate" means, with respect to any person or entity, any person or entity which directly or indirectly controls, is controlled by or is under common control with such person or entity, as applicable. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

(b) "Maturity Date" means the third anniversary of the date of issuance of this Note.

(c) "Outstanding Balance" means all outstanding principal under the Note and any accrued and unpaid interest thereon.

(d) "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

(e) Transfer. This Note is transferable and assignable by the Holder to any Person previously approved, in writing, by the Company; provided, however, that no approval shall be required in connection with any transfer or assignment of this Note to an Affiliate of the Holder in compliance with applicable securities laws. The Company agrees to issue from time to time a replacement Note in the form hereof to facilitate such approved transfers and assignments. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Company, the Company also agrees to promptly issue a replacement Note if this Note is lost, stolen, mutilated or destroyed.

2. Payment of Principal and Interest; Prepayment.

(a) Interest shall accrue from the date hereof and shall continue to accrue on the outstanding and unpaid Principal Amount until paid in full. From the date hereof through and until the second anniversary of the date hereof, interest shall accrue on the outstanding and unpaid Principal Amount at the rate of 6.5% per annum. From the second anniversary of the date hereof and until the Maturity Date, interest shall accrue on the outstanding and unpaid Principal Amount at the rate of 8.5% per annum. Interest shall be computed on the basis of a 365-day year for the actual number of days in the interest period. All Interest shall be paid to Holder semi-annually in arrears on the last day of each six month anniversary of the date hereof, including, if applicable, on the Maturity Date.

(b) The Company may, at its option, at any time, and without penalty, prepay all or any portion of the principal amount or accrued but unpaid interest on this Note without the prior written consent of the Holder.

3. Event of Default.

The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

(a) the failure of the Company to make any payment of principal or interest on this Note when due, whether at maturity, upon acceleration or otherwise;

(b) (i) the Company or a subsidiary of the Company (a "Subsidiary") makes a determination to discontinue (or does cease to conduct) business, makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; (ii) an order, judgment or decree is entered adjudicating the Company or a Subsidiary as bankrupt or insolvent; (iii) any order for relief with respect to the Company or a Subsidiary is entered under the U.S. Bankruptcy Code or any other applicable bankruptcy or insolvency law; (iv) the Company or a Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or a Subsidiary or of any substantial part of the assets of the Company or a Subsidiary commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or (v) any such petition or application in (iv) above is filed, or any such proceeding is commenced, against the Company or a Subsidiary and either (x) the Company or such Subsidiary by any act indicates its approval thereof, consents thereto or acquiesces therein or (y) such petition, application or proceeding is not dismissed within sixty (60) days;

(c) unless waived by the Holder, if the Company fails to observe or perform in any material respect any of its covenants contained in the Note and such failure continues for more than thirty (30) days after delivery of written notice thereof;

(d) unless waived by the Holder, the Company's material breach of any other term or provision in this Note and such failure continues for more than thirty (30) days after delivery of written notice thereof; or

(e) the Company's indebtedness for borrowed money is accelerated as a result of a default or breach under any agreement for such borrowed money, including but not limited to loan agreements, or material breach under any real property lease agreements and material capital equipment lease agreements, by which the Company is bound or obligated, which breach is not cured by the Company within the applicable time periods thereof.

Upon the occurrence of any Event of Default, the Outstanding Balance under this Note shall become immediately due and payable upon election of the Holder. Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity, including, without limitation, exercising its rights under this Note. If an Event of Default occurs, the Company shall pay to the Holder the reasonable attorneys' fees and disbursement and all other reasonable out-of-pocket costs incurred by the Holder in order to collect amounts due and owing under this Note or otherwise to enforce the Holder's rights and remedies hereunder.

4. Amendments in Writing. Any term of this Note may be amended, modified (including, without limitation, any extension of the Maturity Date) or waived upon the written consent of the Company and the Holder. No such waiver or consent in any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.

5. Waivers. The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

6. Governing Law; Jurisdiction; Venue. This Note, and all matters arising directly and indirectly herefrom (the "Covered Matters"), shall be governed in all respects by the laws of the State of Nevada as such laws are applied to agreements between parties in the State of Nevada. The Company irrevocably submits to the personal jurisdiction of the courts of the State of Nevada and the United States District Court located nearest the Company's principal place of business for the purpose of any suit, action, proceeding or judgment relating to or arising out of the Covered Matters. Service of process on the Company in connection with any such suit, action or proceeding may be served on the Company anywhere in the world by the same methods as are specified for the giving of notices under this Note. The Company irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Notices. All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Holder at the address set forth on the books and records of the Company or at such other place as may be designated by the Holder in writing to the Company in accordance with the provisions of this Section 8, and to the Company at the Company's principal place of business, or to such e-mail address, facsimile number or address as subsequently modified by written notice in accordance with the provisions of this Section 8.

7. Successors and Assigns. This note shall be binding upon the successors or assigns of the Company and shall inure to the benefit of the successors and permitted assigns of the Holder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has executed this Promissory Note as of the date first above written.

RumbleON, Inc. a Nevada corporation
By____________________________ Name: Title: Address: 4521 Sharon Road, Suite 370 Charlotte, North Carolina 28211

{40388346;3}

[Signature Page to Promissory Note]